UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 8, 2009 (January 4, 2009)

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 4, 2009, Wonder Auto Technology, Inc.’s (the “Company”) indirect wholly owned subsidiary Jinzhou Halla Electrical Equipment Co., Ltd. (“Jinzhou Halla”) entered into an equity transfer agreement (the “Equity Transfer Agreement”) with Magic Era Group Limited, a British Virgin Islands corporation (“Magic Era”), under which Jinzhou Halla will purchase 35% equity interest in Yearcity Limited, a British Virgin Islands corporation (“Yearcity”), representing all the equity interests in Yearcity held by Magic Era.  Yearcity does not have any assets except its 100% equity ownership of Jinan Worldwide Auto Accessory Limited (“Jinan Worldwide”).  Jinan Worldwide is a Chinese corporation engaging in the manufacturing of engine valves and tappets.  Prior to the equity acquisition described above, the Company, through its subsidiary Jinzhou Halla, already acquired 65% equity interest of Yearcity from Hony Capital II, L.P., a Cayman Islands corporation, in a separately negotiated equity purchase transaction. As a result of the two acquisitions, the Company now has 100% ownership of Yearcity and 100% indirect ownership of Jinan Worldwide. Neither Hony Capital II, L.P. nor Magic Era is an affiliate of the Company.

Under the Equity Transfer Agreement, Jinzhou Halla will pay a total cash consideration of RMB 48 million (approximately USD$7.06 million) in exchange for Magic Era’s 35% equity interest in Yearcity, subject to certain price adjustments (the “Purchase Price”) which are based on Jinan Worldwide’s financial performance.  If Jinan Worldwide’s audited net income (including tax return, if any) for the 12 months ended December 31, 2008 (the “2008 Audited Net Income”) is between RMB 19.48 million (approximately USD$2.86 million) and RMB 22.88 million (approximately USD$3.36 million) (including RMB 19.48 million and RMB 22.88 million), then there will be no adjustment to the Purchase Price.  If the 2008 Audited Net Income is less than RMB 19.48 million, then the Purchase Price will be reduced to an amount equal to the product of (i) RMB 48 million and (ii) the quotient of the 2008 Audited Net Income divided by RMB 19.48 million.  If the 2008 Audited Net Income is more than RMB 22.88 million, then the Purchase Price will be increased to an amount equal to the product of (i) RMB 48 million and (ii) the quotient of the 2008 Audited Net Income divided by RMB 22.88 million.  The total Purchase Price is scheduled to be paid by Jinzhou Halla before May 31, 2009 and will be made in U.S. dollar, calculated based on the exchange rate for the conversion of RMB to U.S. dollar published by the China People’s Bank on the payment date.

The description of the Equity Transfer Agreements in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreements, an English summary of which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.

ITEM 9.01       FINANCIAL STATEMENT AND EXHIBITS

 (c)  Exhibits

Exhibit Number	Description of Exhibit
10.1	English translation of the Equity Transfer Agreement, dated as of January 4, 2009, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Magic Era Group Limited.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: January 8, 2009

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	English translation of the Equity Transfer Agreement, dated as of January 4, 2009, by and between Jinzhou Halla Electrical Equipment Co., Ltd. and Magic Era Group Limited.